Exhibit 99.1

September 4, 2024

NEWS RELEASE

FOR IMMEDIATE RELEASE

REV GROUP, INC. REPORTS STRONG THIRD QUARTER RESULTS, UPDATES FISCAL 2024 OUTLOOK

•
Third quarter net sales of $579.4 million compared to $680.0 million in the prior year quarter
•
Third quarter net income of $18.0 million compared to net income of $14.9 million in the prior year quarter
•
Third quarter Adjusted EBITDA1 of $45.2 million compared to $39.4 million in the prior year quarter, the latter of which included $9.2 million of Adjusted EBITDA attributable to Collins Bus Corporation (“Collins”) which was divested on January 26, 2024
o
Excluding the impact of the Collins divestiture, Adjusted EBITDA increased $15.0 million, or 49.7% compared to the prior year quarter.
•
Third quarter Adjusted Net Income1 of $24.8 million compared to $20.9 million in the prior year quarter
•
Updated full-year fiscal 2024 outlook:
o
Net sales of $2.35 to $2.45 billion, net income of $226.0 to $240.0 million, Adjusted EBITDA of $155.0 to $165.0 million, and Adjusted Net Income of $76.0 to $89.0 million;
o
Net cash from operating activities of $20.0 to $36.0 million, which includes approximately $71.0 million of income tax and transaction costs related to divestiture activities, and Adjusted Free Cash Flow1 of $61.0 to $72.0 million

Brookfield, Wis. -- (BUSINESS WIRE) -- REV Group, Inc. (NYSE: REVG) (the “company”), a manufacturer of industry-leading specialty and recreational vehicles, today reported results for the three months ended July 31, 2024 (“third quarter 2024”). Consolidated net sales in the third quarter 2024 were $579.4 million, compared to $680.0 million for the three months ended July 31, 2023 (“third quarter 2023”). Net sales for the third quarter 2023 included $45.9 million attributable to Collins. Excluding the impact of the Collins divestiture, net sales decreased $54.7 million, or 8.6% compared to the prior year quarter. The decrease, excluding the impact of Collins, was primarily due to lower net sales in the Recreational Vehicles segment, partially offset by higher net sales in the Specialty Vehicles segment.

The company’s third quarter 2024 net income was $18.0 million, or $0.35 per diluted share, compared to net income of $14.9 million, or $0.25 per diluted share, in the third quarter 2023. Adjusted Net Income for the third quarter 2024 was $24.8 million, or $0.48 per diluted share, compared to Adjusted Net Income of $20.9 million, or $0.35 per diluted share, in the third quarter 2023. Adjusted EBITDA in the third quarter 2024 was $45.2 million, compared to $39.4 million in the third quarter 2023. Adjusted EBITDA for the third quarter 2023 included $9.2 million attributable to Collins. Excluding the impact of the Collins divestiture, Adjusted EBITDA increased $15.0 million, or 49.7% compared to the prior year quarter. The increase was primarily due to the higher contribution from the Specialty Vehicles segment, partially offset by lower results in the Recreational Vehicles segment.

“We are pleased with the results of the Specialty Vehicles segment, which delivered double digit Adjusted EBITDA margin performance in the third quarter,” REV Group Inc. President and CEO, Mark Skonieczny, said. “Profitability benefited from another quarter of sequential and year-over-year improvements within the fire and ambulance businesses. The continued momentum demonstrated by these businesses positions us well for the future. Within the Recreational Vehicles segment, market conditions remain challenged, however, we continue to be proactive in managing our cost structure to align with end market demand and deliver operating margins in line with our expectations.”

1 Adjusted Net Income, Adjusted EBITDA and Adjusted Free Cash Flow are non-GAAP measures that are reconciled to their nearest GAAP measure later in this release.

REV Group Third Quarter Segment Highlights

Specialty Vehicles Segment Highlights

Specialty Vehicles segment net sales were $432.1 million in the third quarter 2024, a decrease of $34.1 million, or 7.3%, from $466.2 million in the third quarter 2023. Net sales for the third quarter 2023 included $45.9 million attributable to Collins. Excluding the impact of the Collins divestiture, net sales increased $11.8 million, or 2.8% compared to the prior year quarter. The increase in net sales compared to the prior year quarter was primarily due to price realization and increased shipments of fire apparatus, ambulance units, and municipal transit buses, partially offset by lower shipments of terminal trucks. Specialty Vehicles segment backlog at the end of the third quarter 2024 was $4,114.4 million compared to $3,728.2 million at the end of the third quarter 2023. Backlog at the end of the third quarter 2023 included $257.1 million related to Collins. Excluding the impact of the Collins divestiture, backlog increased $643.3 million compared to the prior year quarter. The increase was primarily the result of continued demand and order intake for fire apparatus and ambulance units, along with pricing actions, partially offset by a decrease in backlog related to the wind down of municipal transit bus operations, increased unit shipments, and lower order intake for terminal truck units.

Specialty Vehicles segment Adjusted EBITDA was $44.3 million in the third quarter 2024, an increase of $14.6 million, or 49.2%, from Adjusted EBITDA of $29.7 million in the third quarter 2023. Adjusted EBITDA for the third quarter 2023 included $9.2 million attributable to Collins. Excluding the impact of the Collins divestiture, Adjusted EBITDA increased $23.8 million, or 116.1% compared to the prior year quarter. Profitability within the segment benefited from price realization, higher sales volume of fire apparatus and ambulance units, and improved performance in the municipal transit bus business, partially offset by lower sales volume of terminal trucks.

Recreational Vehicles Segment Highlights

Recreational Vehicles segment net sales were $147.4 million in the third quarter 2024, a decrease of $67.1 million, or 31.3%, from $214.5 million in the third quarter 2023. The decrease in net sales compared to the prior year quarter was primarily due to decreased unit shipments and increased discounting. Recreational Vehicles segment backlog at the end of the third quarter 2024 was $240.3 million, a decrease of $168.3 million compared to $408.6 million at the end of the third quarter 2023. The decrease was primarily the result of lower order intake in certain categories, unit shipments against backlog, and order cancelations.

Recreational Vehicles segment Adjusted EBITDA was $9.4 million in the third quarter 2024, a decrease of $9.0 million, or 48.9%, from $18.4 million in the third quarter 2023. The decrease was primarily due to lower unit shipments, increased discounting, and inflationary pressures, partially offset by cost reduction actions.

Working Capital, Liquidity, and Capital Allocation

Net debt2 totaled $164.5 million as of July 31, 2024, including $50.5 million cash on hand. The company had $261.8 million available under its ABL revolving credit facility as of July 31, 2024, a decrease of $122.3 million as compared to the October 31, 2023 availability of $384.1 million. Trade working capital3 for the company as of July 31, 2024 was $322.7 million, compared to $318.5 million as of October 31, 2023. The increase was primarily due to a decrease in customer advances and accounts payable, partially offset by a decrease in accounts receivable and inventory. Capital expenditures in the third quarter 2024 were $5.9 million compared to $9.1 million in the third quarter 2023.

Updated Fiscal Year 2024 Outlook

	Full Fiscal Year 2024
	Updated Guidance		Prior Guidance[4]
($ in millions)	Low	High	Low	High
Net Sales	$2,350	$2,450	$2,400	$2,500
Net Income	$226	$240	$230	$245
Adjusted EBITDA	$155	$165	$151	$165
Adjusted Net Income	$76	$89	$76	$90
Adjusted Free Cash Flow	$61	$72	$61	$72

Quarterly Dividend

The company’s board of directors declared a regular quarterly cash dividend in the amount of $0.05 per share of common stock, payable on October 11, 2024, to shareholders of record on September 27, 2024, which equates to a rate of $0.20 per share of common stock on an annualized basis.

2 Net Debt is defined as total debt less cash and cash equivalents.

3 Trade Working Capital is defined as accounts receivable plus inventories less accounts payable and customer advances.

4 Guidance from the 2Q fiscal year 2024 results announcement, as presented in our press release dated June 5, 2024.

Conference Call

A conference call to discuss the company’s third quarter 2024 financial results and our outlook is scheduled for September 4, 2024, at 10:00 a.m. ET. A supplemental slide deck will be available on the REV Group, Inc. investor relations website. The call will be webcast simultaneously over the Internet. To access the webcast, listeners can go to http://investors.revgroup.com/investor-events-and-presentations/events at least 15 minutes prior to the event and follow instructions for listening to the webcast. An audio replay of the call and related question and answer session will be available for 12 months at this website.

About REV Group

REV Group (REVG) companies are leading designers and manufacturers of specialty vehicles and related aftermarket parts and services, which serve a diversified customer base, primarily in the United States, through two segments: Specialty Vehicles and Recreational Vehicles. The Specialty Vehicles Segment provides customized vehicle solutions for applications, including essential needs for public services (ambulances and fire apparatus) and commercial infrastructure (terminal trucks and industrial sweepers). REV Group’s Recreation Vehicle Segment manufactures a variety of RVs, from Class B vans to Class A motorhomes. REV Group's portfolio is made up of well-established principal vehicle brands, including many of the most recognizable names within their industry. Several of REV Group's brands pioneered their specialty vehicle product categories and date back more than 50 years. REV Group trades on the NYSE under the symbol REVG. Investors-REVG

Note Regarding Non-GAAP Measures

The company reports its financial results in accordance with U.S. generally accepted accounting principles (“GAAP”). However, management believes that the evaluation of our ongoing operating results may be enhanced by a presentation of Adjusted EBITDA, Adjusted Net Income and Adjusted Free Cash Flow, which are non-GAAP financial measures. Adjusted EBITDA represents net income before interest expense, income taxes, and depreciation and amortization, as adjusted for certain non-recurring, one-time and other adjustments which we believe are not indicative of our underlying operating performance. Adjusted Net Income represents net income as adjusted for certain after-tax, non-recurring, one-time and other adjustments, which we believe are not indicative of our underlying operating performance, as well as non-cash intangible asset amortization and stock-based compensation. Adjusted Free Cash Flow is calculated as net cash from operating activities, excluding transaction expenses and income taxes associated with divestiture activities, minus capital expenditures.

The company believes that the use of Adjusted EBITDA, Adjusted Net Income and Adjusted Free Cash Flow provide additional meaningful methods of evaluating certain aspects of its operating performance from period to period on a basis that may not be otherwise apparent under GAAP when used in addition to, and not in lieu of, GAAP measures. A reconciliation of Adjusted EBITDA, Adjusted Net Income and Adjusted Free Cash Flow to the most closely comparable financial measures calculated in accordance with GAAP is included in the back of this news release.

Cautionary Statement About Forward-Looking Statements

This news release contains statements that the company believes to be “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. This news release includes statements that express our opinions, expectations, beliefs, plans, objectives, assumptions or projections regarding future events or future results and therefore are, or may be deemed to be, “forward-looking statements.” These forward-looking statements can generally be identified by the use of forward-looking terminology, including the terms “believes,” “estimates,” “anticipates,” “expects,” “strives,” “goal,” “seeks,” “projects,” “intends,” “forecasts,” “outlook,” “guidance,” “plans,” “may,” “will” or “should” or, in each case, their negative or other variations or comparable terminology. They appear in a number of places throughout this news release and include statements regarding our intentions, beliefs, goals or current expectations concerning, among other things, our results of operations, financial condition, liquidity, prospects, growth, strategies and the industries in which we operate, including REV Group’s outlook for the full fiscal year 2024.

Our forward-looking statements are subject to risks and uncertainties, including those highlighted under “Risk Factors” and “Cautionary Statement on Forward-Looking Statements” in the company’s annual report on Form 10-K, and in the company’s subsequent quarterly reports on Form 10-Q, together with the company’s other filings with the SEC, which risks and uncertainties may cause actual results to differ materially from those projected or implied by the forward-looking statement. Forward-looking statements are based on current expectations and assumptions and currently available data and are neither predictions nor guarantees of future events or performance. You should not place undue reliance on forward-looking statements, which only speak as of the date hereof. The company does not undertake to update or revise any forward-looking statements after they are made, whether as a result of new information, future events, or otherwise.

Contact

Drew Konop

VP, Investor Relations & Corporate FP&A

Email: investors@revgroup.com

Phone: 1-888-738-4037 (1-888-REVG-037)

REV GROUP, INC. AND SUBSIDIARIES

CONDENSED UNAUDITED CONSOLIDATED BALANCE SHEETS

(In millions, except share amounts)

		(Audited)
	July 31, 2024	October 31, 2023
ASSETS
Current assets:
Cash and cash equivalents	$50.5	$21.3
Accounts receivable, net	201.4	226.5
Inventories, net	632.3	657.7
Other current assets	30.2	27.7
Total current assets	914.4	933.2
Property, plant and equipment, net	147.2	159.5
Goodwill	137.7	157.3
Intangible assets, net	95.9	115.7
Right of use assets	33.3	37.0
Other long-term assets	6.2	7.7
Total assets	$1,334.7	$1,410.4
LIABILITIES AND SHAREHOLDERS' EQUITY
Current liabilities:
Accounts payable	$196.6	$208.3
Short-term customer advances	155.1	214.5
Short-term accrued warranty	15.7	23.4
Short-term lease obligations	7.3	7.4
Other current liabilities	118.6	103.6
Total current liabilities	493.3	557.2
Long-term debt	215.0	150.0
Long-term customer advances	159.3	142.9
Deferred income taxes	8.8	8.2
Long-term lease obligations	26.8	30.0
Other long-term liabilities	36.9	24.1
Total liabilities	940.1	912.4
Commitments and contingencies
Shareholders' Equity:
Preferred stock ($.001 par value, 95,000,000 shares authorized; none issued or outstanding)	—	—
Common stock ($.001 par value, 605,000,000 shares authorized; 51,998,551 and 59,505,829 shares issued and outstanding, respectively)	0.1	0.1
Additional paid-in capital	314.5	445.0
Retained earnings	80.0	52.7
Accumulated other comprehensive income	—	0.2
Total REV's shareholders' equity	394.6	498.0
Total liabilities and shareholders' equity	$1,334.7	$1,410.4

REV GROUP, INC. AND SUBSIDIARIES

CONDENSED UNAUDITED CONSOLIDATED STATEMENTS OF INCOME

(In millions, except share and per share amounts)

	Three Months Ended July 31,		Nine Months Ended July 31,
	2024	2023	2024	2023
Net sales	$579.4	$680.0	$1,782.3	$1,944.7
Cost of sales	501.1	599.8	1,563.8	1,724.1
Gross profit	78.3	80.2	218.5	220.6
Operating expenses:
Selling, general and administrative	42.6	53.9	148.1	174.1
Amortization of intangible assets	0.5	0.6	1.7	3.0
Restructuring	4.7	—	9.2	—
Impairment charges	1.9	—	14.5	—
Total operating expenses	49.7	54.5	173.5	177.1
Operating income	28.6	25.7	45.0	43.5
Interest expense, net	7.6	7.3	21.0	21.9
(Gain) Loss on sale of business	(1.4)	—	(260.4)	1.1
Other expense	—	—	—	0.7
Income before provision for income taxes	22.4	18.4	284.4	19.8
Provision for income taxes	4.4	3.5	68.5	4.2
Net income	$18.0	$14.9	$215.9	$15.6

Net income per common share:
Basic	$0.35	$0.25	$3.96	$0.27
Diluted	0.35	0.25	3.91	0.26
Dividends declared per common share	0.05	0.05	3.15	0.15

Adjusted net income per common share:
Basic	$0.48	$0.36	$1.11	$0.83
Diluted	0.48	0.35	1.09	0.83

Weighted Average Shares Outstanding:
Basic	51,514,327	58,730,037	54,571,246	58,588,712
Diluted	52,136,498	59,155,217	55,163,877	59,041,350

REV GROUP, INC. AND SUBSIDIARIES

CONDENSED UNAUDITED CONSOLIDATED STATEMENTS OF CASH FLOWS

(In millions)

	Nine Months Ended July 31,
	2024	2023
Cash flows from operating activities:
Net income	$215.9	$15.6
Adjustments to reconcile net income to net cash (used in) provided by operating activities:
Depreciation and amortization	19.4	19.7
Stock-based compensation expense	7.8	11.0
Deferred income taxes	0.6	(2.4)
Impairment charges	14.5	—
(Gain) Loss on sale of business	(260.4)	1.1
Other non-cash adjustments	(0.2)	1.4
Changes in operating assets and liabilities, net	(12.8)	27.0
Net cash (used in) provided by operating activities	(15.2)	73.4
Cash flows from investing activities:
Purchase of property, plant and equipment	(22.3)	(19.7)
Proceeds from sale of business	319.6	0.6
Other investing activities	4.5	1.1
Net cash provided by (used in) investing activities	301.8	(18.0)
Cash flows from financing activities:
Net proceeds (payments) from borrowings on revolving credit facility	65.0	(51.0)
Payment of dividends	(188.6)	(9.1)
Repurchase and retirement of common stock	(126.1)	—
Other financing activities	(7.7)	(4.7)
Net cash used in financing activities	(257.4)	(64.8)
Net increase (decrease) in cash and cash equivalents	29.2	(9.4)
Cash and cash equivalents, beginning of period	21.3	20.4
Cash and cash equivalents, end of period	$50.5	$11.0

Supplemental disclosures of cash flow information:
Cash paid for:
Interest	$17.8	$18.5
Income taxes, net of refunds	$69.6	$7.0

REV GROUP, INC. AND SUBSIDIARIES

SEGMENT INFORMATION

(In millions; unaudited)

	Three Months Ended July 31,		Nine Months Ended July 31,
	2024	2023	2024	2023
Net Sales:
Specialty Vehicles	$432.1	$466.2	$1,286.7	$1,249.2
Recreational Vehicles	147.4	214.5	496.5	697.1
Corporate & Other	(0.1)	(0.7)	(0.9)	(1.6)
Total	$579.4	$680.0	$1,782.3	$1,944.7

Adjusted EBITDA:
Specialty Vehicles	$44.3	$29.7	$104.3	$55.2
Recreational Vehicles	9.4	18.4	33.1	71.9
Corporate & Other	(8.5)	(8.7)	(24.2)	(24.5)
Total	$45.2	$39.4	$113.2	$102.6

Adjusted EBITDA Margin:
Specialty Vehicles	10.3%	6.4%	8.1%	4.4%
Recreational Vehicles	6.4%	8.6%	6.7%	10.3%
Total	7.8%	5.8%	6.4%	5.3%

Period-End Backlog:	July 31, 2024	April 30, 2024	January 31, 2024	July 31, 2023
Specialty Vehicles	$4,114.4	$4,064.4	$3,864.1	$3,728.2
Recreational Vehicles	240.3	274.7	376.7	408.6
Total	$4,354.7	$4,339.1	$4,240.8	$4,136.8

REV GROUP, INC. AND SUBSIDIARIES

ADJUSTED EBITDA BY SEGMENT

(In millions; unaudited)

	Three Months Ended July 31, 2024
	Specialty Vehicles	Recreational Vehicles	Corporate & Other	Total
Net income (loss)	$32.5	$5.6	$(20.1)	$18.0
Depreciation and amortization	4.1	1.8	0.5	6.4
Interest expense, net	2.7	0.1	4.8	7.6
Provision for income taxes	—	—	4.4	4.4
EBITDA	39.3	7.5	(10.4)	36.4
Restructuring costs	4.7	—	—	4.7
Restructuring related charges	1.7	—	—	1.7
Impairment charges	—	1.9	—	1.9
Stock-based compensation expense	—	—	1.9	1.9
Gain on sale of business	(1.4)	—	—	(1.4)
Adjusted EBITDA	$44.3	$9.4	$(8.5)	$45.2

	Three Months Ended July 31, 2023
	Specialty Vehicles	Recreational Vehicles	Corporate & Other	Total
Net income (loss)	$22.0	$16.6	$(23.7)	$14.9
Depreciation and amortization	4.0	1.7	0.6	6.3
Interest expense, net	2.5	0.1	4.7	7.3
Provision for income taxes	—	—	3.5	3.5
EBITDA	28.5	18.4	(14.9)	32.0
Transaction expenses	—	—	0.1	0.1
Restructuring related charges	0.4	—	1.5	1.9
Stock-based compensation expense	—	—	3.5	3.5
Legal matters	—	—	1.1	1.1
Other items	0.8	—	—	0.8
Adjusted EBITDA	$29.7	$18.4	$(8.7)	$39.4

REV GROUP, INC. AND SUBSIDIARIES

ADJUSTED EBITDA BY SEGMENT

(In millions; unaudited)

	Nine Months Ended July 31, 2024
	Specialty Vehicles	Recreational Vehicles	Corporate & Other	Total
Net income (loss)	$312.7	$25.9	$(122.7)	$215.9
Depreciation & amortization	12.8	5.0	1.6	19.4
Interest expense, net	7.3	0.3	13.4	21.0
Provision for income taxes	—	—	68.5	68.5
EBITDA	332.8	31.2	(39.2)	324.8
Transaction expenses	—	—	6.4	6.4
Sponsor expense reimbursement	—	—	0.2	0.2
Restructuring costs	9.2	—	—	9.2
Restructuring related charges	7.8	—	—	7.8
Impairment charges	12.6	1.9	—	14.5
Stock-based compensation expense	—	—	7.8	7.8
Legal matters	2.3	—	0.6	2.9
Gain on sale of business	(260.4)	—	—	(260.4)
Adjusted EBITDA	$104.3	$33.1	$(24.2)	$113.2

	Nine Months Ended July 31, 2023
	Specialty Vehicles	Recreational Vehicles	Corporate & Other	Total
Net income (loss)	$29.5	$64.9	$(78.8)	$15.6
Depreciation & amortization	11.7	6.3	1.7	19.7
Interest expense, net	7.3	0.2	14.4	21.9
Provision for income taxes	—	—	4.2	4.2
EBITDA	48.5	71.4	(58.5)	61.4
Transaction expenses	—	—	0.5	0.5
Sponsor expense reimbursement	—	—	0.2	0.2
Restructuring related charges	4.1	—	6.4	10.5
Stock-based compensation expense	—	—	11.0	11.0
Legal matters	0.9	0.5	15.2	16.6
Loss on sale of business	1.1	—	—	1.1
Other items	0.6	—	0.7	1.3
Adjusted EBITDA	$55.2	$71.9	$(24.5)	$102.6

REV GROUP, INC. AND SUBSIDIARIES

ADJUSTED NET INCOME

(In millions; unaudited)

	Three Months Ended July 31,		Nine Months Ended July 31,
	2024	2023	2024	2023
Net income	$18.0	$14.9	$215.9	$15.6
Amortization of intangible assets	0.5	0.6	1.7	3.0
Transaction expenses	—	0.1	6.4	0.5
Sponsor expense reimbursement	—	—	0.2	0.2
Restructuring costs	4.7	—	9.2	—
Restructuring related charges	1.7	1.9	7.8	10.5
Impairment charges	1.9	—	14.5	—
Stock-based compensation expense	1.9	3.5	7.8	11.0
Legal matters	—	1.1	2.9	16.6
(Gain) Loss on sale of business	(1.4)	—	(260.4)	1.1
Other items	—	0.8	—	1.3
Income tax effect of adjustments	(2.5)	(2.0)	54.4	(11.0)
Adjusted Net Income	$24.8	$20.9	$60.4	$48.8

REV GROUP, INC. AND SUBSIDIARIES

ADJUSTED EBITDA OUTLOOK RECONCILIATION

(In millions)

	Fiscal Year 2024
	Low	High
Net income (5)	$225.6	$240.0
Depreciation and amortization	26.5	24.5
Interest expense, net	28.0	26.0
Provision for income taxes	79.3	80.9
EBITDA	359.4	371.4
Transaction expenses	6.4	6.4
Sponsor expense reimbursement	0.2	0.2
Restructuring costs	10.7	9.7
Restructuring related charges	7.8	7.8
Impairment charges	14.5	14.5
Stock-based compensation expense	13.5	12.5
Legal matters	2.9	2.9
Gain on sale of business	(260.4)	(260.4)
Adjusted EBITDA	$155.0	$165.0

REV GROUP, INC. AND SUBSIDIARIES

ADJUSTED NET INCOME OUTLOOK RECONCILIATION

(In millions)

	Fiscal Year 2024
	Low	High
Net income (5)	$225.6	$240.0
Amortization of intangible assets	2.3	2.3
Transaction expenses	6.4	6.4
Sponsor expense reimbursement	0.2	0.2
Restructuring costs	10.7	9.7
Restructuring related charges	7.8	7.8
Impairment charges	14.5	14.5
Stock-based compensation expense	13.5	12.5
Legal matters	2.9	2.9
Gain on sale of business	(260.4)	(260.4)
Income tax effect of adjustments	52.5	53.1
Adjusted Net Income	$76.0	$89.0

REV GROUP, INC. AND SUBSIDIARIES
ADJUSTED FREE CASH FLOW OUTLOOK RECONCILIATION

(In millions)

	Fiscal Year 2024
	Low	High
Net cash provided by operating activities	$20.0	$35.5
Cash income taxes - divestiture activities	66.0	66.5
Transaction expenses - divestiture activities	5.0	5.0
Less: Capital expenditures	(30.0)	(35.0)
Adjusted Free Cash Flow	$61.0	$72.0

5 Does not include any non-recurring charges that may occur during the period shown other than those presented in this reconciliation. See “Cautionary Statement About Forward-Looking Statements” above